EXHIBIT 15.1

Our ref	RDS\302152\3686860v2
Direct tel	+ 852 2971 3046
Email	richard.spooner@maplesandcalder.com

Baidu, Inc.
Baidu Campus
No. 10 Shangdi 10th Street
Haidian District, Beijing 100085
The People’s Republic of China

26 March 2010

Dear Sirs

Re:  Baidu, Inc.

We consent to the reference to our firm under the heading “Item 10.E — Additional Information — Taxation” and “Item 16G. Corporate Governance” on Form 20-F for the year ended December 31, 2009, which will be filed with the Securities and Exchange Commission in the month of March 2010.

Yours faithfully

/s/  Maples and Calder
Maples and Calder